Sheet1

CMA Treasury Fund
File Number: 811-6196
CIK Number: 869311
For the Period Ending: 3/31/2002

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Government Securities Incorporated, for the annual period ended March 31, 2002.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

10/29/2001	$ 7,000,000	US Treasury Note	4.250%	03/31/2003
03/08/2002	10,000,000	US Treasury Bills	1.990	09/12/2002

Last Updated on 05/24/2002
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